     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 1997
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                ZINDART LIMITED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER.)
                            ------------------------

            HONG KONG                            3944                         NOT APPLICABLE
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NO.)           IDENTIFICATION NUMBER)

              FLAT C & D, 25/F BLOCK 1, TAI PING INDUSTRIAL CENTRE
                   57 TING KOK ROAD, TAI PO, N.T., HONG KONG
                           GENERAL: 011-852-2665-6992
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             CT CORPORATION SYSTEM
                    1733 BROADWAY, NEW YORK, NEW YORK 10019
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:

                LIOR O. NUCHI, ESQ.                              AUGUST J. MORETTI, ESQ.
              DANIEL D. MEYERS, ESQ.                               SIMON C. LUK, ESQ.
              ELAN Q.G. NGUYEN, ESQ.                             TIMOTHY G. HOXIE, ESQ.
      MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP                       DAWN L. JUDD, ESQ.
               ONE EMBARCADERO PLACE                         HELLER EHRMAN WHITE & MCAULIFFE
             2100 GENG ROAD, SUITE 200                            525 UNIVERSITY AVENUE
             PALO ALTO, CA 94303-0913                              PALO ALTO, CA 94301
                  (415) 846-4000                                     (415) 324-7000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [X] 333-17973

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                            PROPOSED MAXIMUM
                                                          PROPOSED MAXIMUM      AGGREGATE      AMOUNT OF
          TITLE OF EACH CLASS OF            AMOUNT TO BE   OFFERING PRICE       OFFERING      REGISTRATION
        SECURITIES BEING REGISTERED         REGISTERED(1)     PER SHARE           PRICE           FEE
----------------------------------------------------------------------------------------------------------
Ordinary Shares represented by
  American Depositary Shares(2)............    115,000         $12.00          $1,380,000       $418.18
==========================================================================================================

(1) Includes (a) 100,000 Ordinary Shares represented by 100,000 American Depositary Shares that are to be sold in the Offering, and (b) 15,000 Ordinary Shares represented by 15,000 American Depositary Shares that the Underwriters may purchase to cover over-allotments, if any.
(2) A separate Registration Statement on Form F-6 has been filed with respect to the American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares registered hereby. Each American Depositary Share will represent one Ordinary Share.
================================================================================

                                EXPLANATORY NOTE

        This registration statement is being filed pursuant to Rule 462(b) and General Instruction V of Form F-1. Incorporated by reference herein is, in its entirety, the Registration Statement on Form F-1 (File No. 333-17973) of Zindart Limited, which was declared effective by the Securities and Exchange Commission on February 27, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on Form F-1 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 3, 1997.

                                          (Registrant)
                                          ZINDART LIMITED

                                          By         /s/ GEORGE K.D. SUN
                                                     George K.D. Sun
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

               SIGNATURE                                TITLE                       DATE
----------------------------------------  ---------------------------------  ------------------

          /s/  GEORGE K.D. SUN            Chief Executive Officer and         March 3, 1997
----------------------------------------  Director (Principal Executive
            George K.D. Sun               Officer)

         /s/  FEATHER S.Y. FOK            Chief Operating Officer, Chief      March 3, 1997
----------------------------------------  Financial Officer and Director
            Feather S.Y. Fok              (Principal Financial Officer)

          /s/  VICKIE W.K. SO             Financial Controller (Principal     March 3, 1997
----------------------------------------  Accounting Officer)
             Vickie W.K. So

        /s/  ALEXANDER M.K. NGAN          Director                            March 3, 1997
----------------------------------------
          Alexander M.K. Ngan

         /s/  GEORGE VOLANAKIS            Director                            March 3, 1997
----------------------------------------
            George Volanakis

           /s/  TONY D.H. LAI             Director                            March 3, 1997
----------------------------------------
             Tony D.H. Lai

         /s/  ROBERT A. THELEEN           Authorized U.S. Representative,     March 3, 1997
----------------------------------------  Director
           Robert A. Theleen

                               INDEX TO EXHIBITS

                                                                                                 SEQUENTIALLY
   EXHIBIT                                                                                         NUMBERED
   NUMBER                                            EXHIBITS                                        PAGE
  ---------      --------------------------------------------------------------------------------------------
        5.1  --  Opinion of Robert W.H. Wang & Co., Hong Kong counsel to the Company as to certain legal matters with respect to the legality of the Shares
        8.1  --  Opinion of McCutchen, Doyle, Brown & Enersen, LLP, as to certain tax matters in the United States
        8.2  --  Opinion of Guangzhou Law Office, the PRC counsel to the Company, as to certain tax matters in the PRC
       23.1  --  Consent of Arthur Andersen & Co., independent auditors
       23.2  --  Consent of Robert W.H. Wang & Co. (included in Exhibit 5.1)
       23.3  --  Consent of McCutchen, Doyle, Brown & Enersen, LLP (included in Exhibit 8.1)
       23.4  --  Consent of Guangzhou Law Office (included in Exhibit 8.2)